CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement File Nos. 333-133671/811-07534 on Form N-6 of our report dated March 22, 2024, relating to the financial statements comprising each of the Divisions of Paragon Separate Account B, and our report dated March 6, 2024, relating to the financial statements of Metropolitan Life Insurance Company, both appearing in form N-VPFS of Paragon Separate Account B for the year ended December 31, 2023. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida

April 23, 2024

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement File Nos. 333-133671/811-07534 on Form N-6 of our report dated April 4, 2024, relating to the financial statements of Metropolitan Tower Life Insurance Company, appearing in form N-VPFS of Paragon Separate Account B for the year ended December 31, 2023. We also consent to the reference to us under the heading “Independent Auditor” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida

April 23, 2024